                                                                   EXHIBIT 10.13


[HSBC LOGO]

CONFIDENTIAL

Novel Garments International Ltd
12/F Novel Industrial Building
850-870 Lai Chi Kok Road
Cheung Sha Wan
Kowloon

                                                                   28 March 2002

Attention: Mr Peter Leung/Mr Vincent Chan

Dear Sirs

BANKING FACILITIES
Joint Borrowers:
- Nomacotex Ltd
- Novel Garments International Ltd

With reference to our recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following revised limits which will be made available on the specific terms and conditions outlined below and subject to the satisfactory completion of the security below. These facilities are also subject to review at any time and, in any event by 15 MARCH 2043, and subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                                            Existing                    New
                                                            --------                    ---
Combined Import/Export Facilities Limit                  HKD75.000.000.-*        HKD100.000.000.-*
Documentary Credit to your suppliers and
Loan Facilities in either HK dollars or
foreign currency (from time to time published
by the Bank on the board rates) for up to 90
days less any usance/credit periods granted
by your suppliers and/or D/P bills purchased.

Within which
Goods under your control and/or Trust                   (HKD75.000.000.-*)      (HKD100.000.000.-*)
Receipts and/or D/A bills purchased up to
90 days.

We may at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet our operational requirements in respect of these facilities.



                                                                            ...2

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
PO Box 476. 639 Avenida da Praia Grande. Macau
Tel: (853) 553669 Fax: (853) 322831 Tlx: 88205 HSBCM 0M


Incorporated in the Hong Kong SAR with limited liability

[HSBC LOGO]

Novel Garments International Ltd                                   28 March 2002

                                     - 2 -

Interest on your HK Dollar Import Loans will continue to be charged on a daily basis at Hong Kong best lending rate (currently 5.125% per annum, but subject to fluctuation at our discretion) and payable monthly in arrears to the debit of your current account.

Interest on your Foreign Currency Import Loans and Export financed bills will continue to be charged on a daily basis at the prevailing interest rates, published by us as Trade Finance Rates, subject to fluctuation at our discretion and payable monthly in arrears to the debit of your current account.

We also confirm the following concessionary rates will continue applicable to your facilities:

DC Opening Commission and Commission in Lieu of Exchange

- On 1st USD50,000               :         1/4%
- USD50,001 - USD 100,000        :        1/16%
- Balance in excess              :        1/32%

- UTILIZATION UNDER THE ABOVE FACILITIES MAY BE MADE BY THE JOINT BORROWERS. THE JOINT BORROWERS SHALL BE JOINTLY AND SEVERALLY LIABLE.

Please note that all costs and expenses (including legal fees) incurred by us in connection with the extension of these facilities and any matters arising are to be reimbursed by you on demand.

Security

As security for the abovementioned facilities, we shall hold a Corporate Guarantee in our favour for HKD 100.000.000.- from Novel Denim Holdings Limited together with a certified copy of a Board Resolution in substantially the form of that enclosed with the facilities letter. This guarantee is to secure the general banking facilities granted to the Joint Borrowers. We enclose our standard form for your completion and return.

In accordance with our policy, we would release a Corporate Guarantee in our favour for HKD80.000.000.- from Novel Denim Holdings Limited together with a certified copy of a Board Resolution both dated 29 June 2001 after six months from the date of our receipt of the replacement security.

Accrual of Interest and Other Sums

Please note that interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any tine.



                                                                           .../3

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
PO Box 476. 639 Avenida da Praia Grande. Macau
Tel: (853) 553669 Fax: (853) 322831 Tlx: 88205 HSBCM 0M


Incorporated in the Hong Kong SAR with limited liability

[HSBC LOGO]

Novel Garments International Ltd                                   28 March 2002

                                     - 3 -

Disclosure of Information

Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

Acceptance

Please arrange for the authorised signatories of the Joint Borrowers, in accordance with the terms of the mandates given to the Bank, to sign and return to us before 18 April 2002 the duplicate copy of this letter to signify your understanding and acceptance of the terms and conditions under which these facilities are granted. As agreed, arrangement fees aggregating HKD400.000 will be charged to the debit of the accounts of the Joint Borrowers upon receipt of your acceptance to these facilities.

Article 66 of the Financial System Act of Macau
Section 83 of the Hong Kong Banking Ordinance

Please note that Article 66 of the Financial System Act of Macau and Section 83 of the Hong Kong Banking Ordinance have imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this Facility Letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Article 66 and Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this Facility Letter, that you immediately advise us in writing.

We are pleased to be of continued assistance.

Yours faithfully

/s/ Yam Wing Lok

Yam Wing Lok
Chief Executive Officer Macau

Encl

For and on behalf of
NOMACOTEX LIMITED

/s/ Lester Ma
--------------------------------
     Authorized Signature(s)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
PO Box 476. 639 Avenida da Praia Grande. Macau
Tel: (853) 553669 Fax: (853) 322831 Tlx: 88205 HSBCM OM


Incorporated in the Hong Kong SAR with limited liability

We hereby declare that we acknowledge all terms and conditions of the present "facility letter", with all its pages initialled by us, and we hereby declare that the same are expressly accepted and this constitutes our formal agreement for the banking facilities to be granted by "The Hongkong and Shanghai Banking Corporation Limited", in accordance with the abovesaid terms and conditions.

Macau, on 16th April 2002

For and on behalf of
NOVEL GARMENTS INTERNATIONAL LIMITED


/s/ Lester Ma
--------------------------------
     Authorized Signature(s)

To: The Manager
    THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

GUARANTEE BY LIMITED COMPANY (LIMITED AMOUNT - UNDER COMMON/CORPORATE SEAL)

1.       DEFINITIONS

         1.01 "BANK" means The Hongkong and Shanghai Banking Corporation Limited and its successors and assigns;

                  "BANKING FACILITIES" means such facilities as the Bank may make or continue to make available to the Customer or to any other person at the request of the Customer;

                  "CUSTOMER" means the person/s whose name/s and address/es are specified in the Schedule;

                  "DEFAULT INTEREST" means interest at such rate as the Bank may specify, compounded monthly if not paid on the dates specified by the Bank;

                  "EXCHANGE RATE" means the rate for converting one currency into another currency which the Bank determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and binding on the Guarantor;

                  "GUARANTEED MONEYS" means (i) all moneys in any currency owing by the Customer to the Bank at any time, actually or contingently, in any capacity, alone or jointly with any other person, (ii) interest on such moneys (both before and after any demand or judgment), to the date on which the Bank receives payment, at the rates payable by the Customer or which would have been payable but for any circumstance which restricts payment and (iii) expenses of the Bank in enforcing this Guarantee on a full indemnity basis;

                  "GUARANTOR" means the person whose name and address are specified in the Schedule;

                  "MAXIMUM LIABILITY" means the sum specified in the Schedule plus Default Interest on that sum or part thereof (to the extent that it is not paid by the Guarantor on demand by the
                  Bank) and expenses of the Bank in enforcing this Guarantee on a full indemnity basis; where a liability for Guaranteed Moneys is incurred in a currency different from the currency in which the Maximum Liability is stated and the equivalent of that liability in the currency in which the Maximum Liability is stated, calculated at the Exchange Rate, has increased since it was incurred, that increase shall be added to the Maximum Liability;

                  "PERSON" includes an individual, firm, company, corporation and an unincorporated body of persons; and

                  "PROCESS AGENT" means the person, if any, whose name and Hong Kong address are specified in the Schedule.

         1.02     Please see attachment

2.       GUARANTEE

         2.01 In consideration of the Banking Facilities, the Guarantor guarantees to pay the Guaranteed Moneys to the Bank -on demand.

         2.02 The liability of the Guarantor shall not exceed the Maximum Liability.

         2.03 The Guarantor shall pay Default Interest (to the extent that it is not paid by the Customer) on the Guaranteed Moneys from the date of demand by the Bank on the Guarantor until the Bank receives payment of the whole of the Guaranteed Moneys (both before and after any demand or judgment or any circumstance which restricts payment by the Customer).

         2.04 A certificate of balance signed by any duly authorised officer of the Bank shall be conclusive evidence against the Guarantor of the amount of the Guaranteed Moneys owing at any time.

         2.05 The Bank shall be entitled to retain this Guarantee and any security it has in respect of the Guaranteed. Moneys for such period as the Bank may certify to the Guarantor to be appropriate in order to protect the interests of the Bank in respect of the Guaranteed Moneys.

3.       CONTINUING AND ADDITIONAL SECURITY

         3.01 This Guarantee is a continuing security and shall secure the whole of the Guaranteed Moneys until one calendar month after receipt by the Bank of notice in writing by the Guarantor or a liquidator or receiver of the Guarantor to terminate it. Nevertheless and despite the giving of such notice, this Guarantee shall continue to apply to the Guaranteed Moneys in respect of which the Customer is or becomes actually or contingently liable up to such termination and the Guarantor guarantees to pay such Guaranteed Moneys to the Bank on demand whether that demand is made before, at the time of or after such termination.

         3.02 This Guarantee is in addition to, shall not be affected by and may be enforced despite the existence of any other guarantee or security held by the Bank.

4.       CUSTOMER'S ACCOUNTS

         The Bank may, at any time and despite the termination of this Guarantee, continue any existing account and open any new account in the name of the Customer and no subsequent transactions, receipts or payments involving such new accounts shall affect the liability of the Guarantor.

5.       PAYMENTS

         5.01 Payments by the Guarantor shall be made to the Bank as specified by the Bank without any set-off, counterclaim, withholding or condition of any kind except that, if the Guarantor is compelled by law to make such withholding, the sum payable by the Guarantor shall be increased so that the amount actually received by the Bank is the amount it would have received if there had been no withholding.

         5.02 Payment by the Guarantor to the Bank shall be in the currency of the relevant liability or, if the Bank so agrees in writing, in a different currency, to which case the conversion to that different currency shall be made at the Exchange Rate.


                                      -1-                      Member HSBC Group

Clause 1.02 Interpretation

         (a) Where there are two or more persons comprised in the expression "the Customer" the Guaranteed Monies shall include all monies and liabilities due owing or incurred to the Bank by such persons whether solely or jointly with one or more of the others or any other person(s) and the expression "the Customer" will be construed accordingly.

         (b) Where the persons comprised in the expression "the Customer" are carrying on business in partnership under a firm name the Guaranteed Monies (notwithstanding any change in the composition of that partnership) shall include the monies and liabilities which shall at any time be due owing or incurred to the Bank by the person(s) from time to time carrying on the partnership business under that name or under any name in succession thereto and the expression "the Customer" shall be construed accordingly.

         (c) In this guarantee, references to the singular number include references to the plural and vice versa and references to one gender include every gender.

         5.03 No payment to the Bank under this Guarantee pursuant to any judgment, court order or otherwise shall discharge the obligation of the Guarantor in respect of which it was made unless and until payment in full has been received in the currency in which it is payable under this Guarantee and, to the extent that the amount of any such payment shall, on actual conversion into such currency, at the Exchange Rate, fall short of the amount of the obligation, expressed in that currency, the Guarantor shall be liable for the shortfall.

         5.04 Any moneys paid to the Bank in respect of the Guaranteed Moneys may be applied in or towards satisfaction of the same or placed to the credit of such account as the Bank may determine with a view to preserving its rights to prove for the whole of the Guaranteed Moneys.

         5.05 If any moneys paid to the Bank in respect of the Guaranteed Moneys are required to be repaid by virtue of any law relating to insolvency, bankruptcy or liquidation or for any other reason, the Bank shall be entitled to enforce this Guarantee as if such moneys had not been paid.

6.       SET-OFF

         The Bank may, at any time and without notice, apply any credit balance to which the Guarantor is entitled on any account with the Bank in or towards satisfaction of the Guaranteed Moneys. For this purpose, the Bank is authorised to purchase, at the Exchange Rate, such other currencies as may be necessary to effect such application with the moneys standing to the credit of such account.

7.       LIEN

         The Bank is authorised to exercise a lien over all property of the Guarantor coming into the possession or control of the Bank, for custody or any other reason and whether or not in the ordinary course of banking business, with power for the Bank to sell such property to satisfy the Guaranteed Moneys.

         GUARANTOR AS PRINCIPAL DEBTOR

         The liability of the Guarantor under this Guarantee shall not be discharged or otherwise affected by reason of the Bank entering into any agreement or arrangement with the Customer or any other person or by reason of any legal limitation, disability or incapacity or any other act, omission or circumstance which, but for this provision, would discharge the Guarantor to any extent. Any Guaranteed Moneys which may not be recoverable from the Customer for any such reason shall be recoverable by the Bank from the Guarantor as principal debtor by way of indemnity, on demand, together with Default Interest thereon in accordance with Clause 2.03.

9.       GUARANTOR AS TRUSTEE

         9.01 The Guarantor shall not, until the whole of the Guaranteed Moneys have been received by the Bank, exercise its rights of subrogation, indemnity, set-off or counterclaim against the Customer or its rights to participate in any security the Bank has in respect of the Guaranteed Moneys or, unless required by the Bank to do so, to prove in the bankruptcy or liquidation of the Customer. The Guarantor shall hold any amount recovered, as a result of the exercise of any of such rights, on trust for the Bank and shall pay the same to the Bank immediately on receipt.

         9.02 The Guarantor has not taken any security from the Customer and agrees not to do so until the Bank has received the whole of the Guaranteed Moneys. Any security taken by the Guarantor in breach of this provision shall be held in trust for the Bank as security for the Guaranteed Moneys and all moneys at any time received in respect thereof shall be paid to the Bank immediately on receipt.

10.      NO WAIVER

         No act or omission by the Bank pursuant to this Guarantee shall affect its rights, powers and remedies hereunder or any further or other exercise of such rights, powers or remedies.

11.      ASSIGNMENT

         The Guarantor may not assign or transfer any of its rights or obligations hereunder. The Bank may assign any of its rights hereunder to a person in whose favour it has made an assignment of all or any of the Banking Facilities.

12.      COMMUNICATIONS

         Any notice, demand or other communication under this Guarantee shall be in writing addressed to the Guarantor at its registered office address or at the last address registered with the Bank and addressed to the Bank at its office specified in the Schedule or such other address as the Bank may notify to the Guarantor for this purpose and may be delivered personally, by leaving it at such address, by post, facsimile transmission or telex and shall be deemed to have been delivered to the Guarantor at the time of personal delivery or on leaving it at such address or on the second day following the day of posting or on the day of despatch, if sent by facsimile transmission or telex, and to the Bank on the day of actual receipt.

13.      SEVERABILITY

         Each of the provisions of this Guarantee is severable and distinct from the others and, if one or more of such provisions is or becomes illegal, invalid or unenforceable, the remaining provisions shall not be affected in any way.

14.      GOVERNING LAW AND JURISDICTION

         14.01 This Guarantee is governed by and shall be construed in accordance with the laws of Hong Kong.

         14.02 The Guarantor submits to the non-exclusive jurisdiction of the Hong Kong Courts but this Guarantee may be enforced in the Courts of any competent jurisdiction.

15.      GOVERNING VERSION

         This Guarantee is executed in an English version and a Chinese version. The English version is the governing version and shall prevail whenever there is any discrepancy between the English version and the Chinese version.

16.      PROCESS AGENT

         If a Process Agent is specified in the Schedule, service of any legal process on the Process Agent shall constitute service on the Guarantor.

17.      EXECUTION

         This Guarantee has been entered into by the Guarantor under its common or corporate seal, whichever may be affixed below, on 16th April 2002.

SCHEDULE

Address of Bank's Office (for the purpose of Clause 12 only)

639 Avenida da Praia Grande, Macau

Details of Customer

Name
1. Nomacotex Ltd

2. Novel Garments Intl Ltd

*Address
   12/F Novel Indl Bldg,
   No. 850-870 Lai Chi Kok Road,
   Cheung Sha Wan, Kowloon

Details of Guarantor

Name
Novel Denim Holdings Ltd

*Address
   12/F Novel Indl Bldg,
   No. 850-870 Lai Chi Kok Road,
   Cheung Sha Wan, Kowloon

Specified Sum in Respect of Maximum Liability

HKD100,000,000. -

Details of Process Agent

Name

Address

                        , Hong Kong.

EXECUTED UNDER THE SEAL OF THE GUARANTOR IN THE PRESENCE OF THE FOLLOWING DIRECTOR(S) AND/OR SECRETARY:

Signature of Director/Secretary

FOR AND ON BEHALF OF
NOVEL DENIM HOLDINGS LIMITED

/s/ Kee-Chung Chao
-------------------------------
Authorized Signature(s)

Name: Kee-Chung Chao

Office: Director

Identification Document   H. K. IDENTITY CARD
Type and Number           K443884(1)



Signature of Director/Secretary

FOR AND ON BEHALF OF
NOVEL DENIM HOLDINGS LIMITED

/s/ Mang-Yin Ma
-------------------------------
Authorized Signature(s)

Name: Mang-Yin Ma

Office: Director

Identification Document   H. K. IDENTITY CARD
Type and Number           E249701(1)



WITNESSED BY:

Signature of Witness

/s/ Augustine Kin-Keung Tse

Name  Augustine Kin-Keung Tse

Office  Solicitor, Hong Kong SAR

IDENTIFICATION DOCUMENT TYPE AND NUMBER
H.K. Identity Card No. D678664(0)

*P O Box is not acceptable.


Signature of Witness

/s/ Augustine Kin-Keung Tse

Name  Augustine Kin-Keung Tse

Office  Solicitor, Hong Kong SAR

IDENTIFICATION DOCUMENT TYPE AND NUMBER
H.K. Identity Card No. D678660(0)

*P O Box is not acceptable.


                                      -3-